CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of Vital Health Technologies, Inc. for the quarter ended March 31, 2004, I, Halton Martin, Chief Executive Officer and Chief Financial Officer of Vital Health Technologies, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Quarterly Report on Form 10-QSB for the period ended March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Vital Health Technologies, Inc.

Dated:  May 14, 2004

VITAL HEALTH TECHNOLOGIES, INC.


By: /s/ Halton Martin
-------------------------------------
Chief Executive Officer and
Chief Financial Officer